UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130 BURLINGTON, MASSACHUSETTS	01803-4238
(Address of principal executive offices)	(Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

By press release dated February 21, 2007, the Company announced its financial results for the three and twelve months ended December 31, 2006. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, and earnings per share excluding special charges. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net plus provision for income taxes, plus depreciation and amortization) and earnings per share excluding special charges (defined as earnings per common share, excluding the impact of special charges, net of tax) is provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 5.05	Amendment to Code of Ethics

On February 21, 2007, CIRCOR International, Inc.’s Board of Directors approved certain modifications to the Company’s Code of Conduct and Business Ethics (the “Code”). The Code applies equally to all officers, directors and employees of the Company; the Company does not maintain a separate code of ethics applicable to its principal executive officer, principal financial officer and principal accounting officer. The amendments to the Code are largely technical and administrative in nature and provide greater explanation on certain key principles that otherwise were already covered in the prior version of the Code. A copy of our revised Code can be found on our website at www.circor.com under the Corporate Governance link.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release regarding Earnings, Dated February 21, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2007	CIRCOR INTERNATIONAL, INC.

	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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